Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Charles River Associates Incorporated 2004 Nonqualified Inducement Stock Option Plan, of our report dated January 15, 2004, with respect to the consolidated financial statements of Charles River Associates Incorporated included in its Annual Report (Form 10-K) for the year ended November 29, 2003 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 9, 2004